UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

July 12, 2017

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14100 NW 57th Court Miami Lakes, Florida		33014 (Zip Code)
(Address of principal executive offices)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Resignation of Kishore Dudani from the Board of Directors

On July 12, 2017, Kishore Dudani, a member of the Board of Directors (the “Board”) of ERBA Diagnostics, Inc. (the “Company”), delivered notice to the Company of his intention to resign from the Board, effective as of July 12, 2017.

Appointment of Nikhil Vazirani to the Board of Directors

On July 13, 2017, Nikhil Vazirani was appointed to the Board of the Company, to fill the vacancy created by Mr. Dudani’s resignation.

Mr. N. Vazirani has served as the managing director of Erba Diagnostics Mannheim GmbH (“Erba Mannheim”) since April 2016, as a director of Erba Diagnostics UK Limited since February 2017, and as interim chief executive officer of ERBA Lachema S.R.O. since February 2017, and he plans to continue serving in those roles. Mr. N. Vazirani previously served as business development manager of Transasia Bio-Medicals Limited from April 2014 through April 2016. Mr. N. Vazirani is the son of Suresh Vazirani, the Executive Chairman of the Board of the Company. Mr. N. Vazirani is not expected to receive compensation from the Company for serving on the Board. As previously reported, Erba Mannheim beneficially owns, directly or indirectly, approximately 83.3% of the outstanding shares of the Company’s common stock. As previously reported, the Company and Erba Mannheim, and its affiliates, have engaged in and are currently engaged in a number of commercial transactions.

The information included in Item 5.02(c), under the heading “Updated Resignation Date of Hayden Jeffreys” of this Current Report on Form 8-K is incorporated by reference into this Item 5.02(b).

(c)

Appointment of David Barka as Interim Chief Executive Officer

On July 13, 2017, the Board appointed David Barka as Interim Chief Executive Officer, effective as of August 1, 2017.

Mr. Barka, age 36, has served as the Vice President of Calbiotech, Inc. (“Calbiotech”) since 2004, as the President of Calbiotech Veterinary Diagnostics (“Calbiotech Veterinary”) since 2017, as the President of Microplate Dispensers, Inc. d/b/a Moduline Systems (“Moduline”) since 2013, and he plans to continue serving in those roles. Calbiotech, Calbiotech Veterinary, and Moduline are direct or indirect subsidiaries of Erba Mannheim. Mr. Barka is not expected to receive compensation from the Company for serving as Interim Chief Executive Officer. Erba Mannheim beneficially owns, directly or indirectly, approximately 83.3% of the outstanding shares of the Company’s common stock. As previously reported, the Company and Erba Mannheim, and its affiliates, have engaged in and are currently engaged in a number of commercial transactions.

Updated Resignation Date of Hayden Jeffreys

As previously reported, Hayden Jeffreys delivered notice to the Board of his intention to resign from his positions as the Interim Chief Executive Officer of the Company and as a member of the Company’s Board, effective as of September 11, 2017. As a result of Mr. Barka’s appointment, Mr. Jeffreys’ resignation as Interim Chief Executive Officer will be effective as of July 31, 2017.

(d)

The information included in Item 5.02(b), under the heading “Appointment of Nikhil Vazirani to the Board of Directors” of this Current Report on Form 8-K is incorporated by reference into this Item 5.02(d).

Item 8.01 Other Events.

Engagement of Signature Analytics, LLC

As previously reported, Ernesina Scala resigned as the Chief Financial Officer of the Company, effective as of June 30, 2017.  In an effort to complement the Company’s internal accounting and finance department employees, the Company has engaged the services of Signature Analytics, LLC, to provide outsourced accounting and financial professionals.  Signature Analytics, LLC, based in San Diego, California, is an outsourced accounting firm, which provides accounting and financial professionals to complement its clients’ internal employees or serve as its clients’ entire department and to provide ongoing accounting support and financial analysis.

Class Action Litigation

As previously reported, in December 2015, a class action was filed in the United States District Court for the Southern District of Florida against the Company and certain of its current or former executive officers, among others.  The original Complaint was replaced by an Amended Complaint, which asserted claims for violations of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder, and Section 20(a) of the Securities Exchange Act of 1934 and sought damages in the amount that the class members allegedly lost on account of the allegedly false and misleading statements.  The Company, together with those of its current and former officers and directors who were named as defendants and served, filed a motion to dismiss the Amended Complaint.

As previously reported, on February 16, 2017, the court heard oral argument on the motions to dismiss.  At the conclusion of the hearing, the judge ruled from the bench:

●	granting the motions to dismiss;

●	denying the plaintiff’s request for permission further to amend the Amended Complaint; and

●	dismissing the case.

As previously reported, on March 23, 2017, the plaintiff filed a Notice of Appeal to the United States Court of Appeals for the Eleventh Circuit.

 On June 29, 2017, the plaintiff filed an initial appellate brief with the United States Court of Appeals for the Eleventh Circuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERBA DIAGNOSTICS, INC.

Dated: July 17, 2017	By:	/s/ Hayden Jeffreys
Hayden Jeffreys,
Interim Chief Executive Officer